EXHIBIT 2.5

INVESTMENT LETTER

The undersigned (the “Investor”) is a shareholder of Renovo Resource Solutions, Inc., a Florida corporation (the “Company), that has entered into an Agreement and Plan of Merger, dated October 28, 2022 with Kingfish Holding Corporation, a Delaware corporation (“Kingfish”), as amended by the First Amendment to the Agreement and Plan of Merger, dated as of March 31, 2023, by the Second Amendment to the Agreement and Plan of Merger, dated as of August 18, 2023, and by a letter agreement amending the Agreement and Plan of Merger, dated December 15, 2023 (collectively, (the “Merger Agreement”), pursuant to which the Company shall merge with and into Kingfish (the “Merger”) and the Investor will be entitled to receive shares of common stock, par value $0.0001 per share, of Kingfish (“Merger Stock”) in exchange for shares of common stock of the Company, all as set forth in the Merger Agreement. As a condition to the Merger and receipt of the Merger Stock, the Investor is required to enter into, and deliver, this Investment Letter (the “Investment Letter”) pursuant to which the Investor shall make certain representations and warranties to, and provide covenants to, Kingfish. Unless specifically defined in this Investment Letter, all capitalized terms used herein shall have the same meanings as are ascribed to them in the Merger Agreement.

In connection with, and as a condition to, the Investor’s receipt of Merger Stock, the Investor hereby makes the following representations, warranties, and covenants to Kingfish as follows:

1. The Investor has the full legal capacity to execute and deliver this Investment Letter and to perform his or her obligations hereunder. The Investor is the sole owner and beneficial holder of all of the shares of Company Common Stock as set forth in Schedule 5.04(a) of the Company Disclosure Schedule (“Investor Shares”) and, at the time of the Closing, none of the Investor Shares will be subject to any Liens. The Investor does not hold any Company Options or any other Company Securities. Upon the Closing of the Merger, Kingfish will receive full actual and beneficial ownership of all Investor Shares, free and clear of all Liens.

2. The Investor has not entered into any Contract plan, arrangement, commitment, or understanding with any Person with respect to: (a) any Transfer (defined below), in whole or in part, of any of the Investor Shares; or (b) any acquisition of the Investor Shares, or any options, warrants, scrip, rights to subscribe to or acquire, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any of the Investor Shares or any equity securities of Kingfish.

3. The Investor has been advised and understands that because the Merger Stock to be issued to the Investor upon the closing of the Merger have not been registered under the Securities Act, or the securities Laws of any other jurisdiction and are being issued to the Investor in reliance upon an exemption from registration under such Laws. Accordingly, the Investor further understands that it may not offer to sell, sell, assign, pledge, hypothecate, dispose of, or otherwise transfer (a “Transfer”) the Merger Stock unless the Merger Stock is subsequently registered and qualified under such Laws or, in the opinion of counsel reasonably satisfactory to Kingfish, an exemption from such registration and qualification is available.

4. The Investor represents that the Investor is the sole and true party in interest, and is acquiring the Merger Stock solely for the Investor’s own account, not as a nominee, agent, or representative for any other Person, for investment purposes only, and not with an intent or a view to making a Transfer of, granting a participation in, or otherwise distributing the Merger Stock in a manner contrary to the Securities Act or the securities Laws of any other applicable jurisdictions, nor does the Investor have any Contract, undertaking, or arrangement with any person to Transfer, grant any participation in, or otherwise distribute any of the Merger Stock to any Person. The Investor does not presently have any reason to anticipate any change in circumstances or other particular occasion or event which would cause the Investor to need to sell the Merger Stock, except in accordance with the terms of this Investment Letter and in compliance with all applicable securities Laws or pursuant to the Registration Rights Agreement.

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5. The Investor hereby specifically agrees that it will not, directly or indirectly, offer to Transfer or to Transfer any Merger Stock (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any Merger Stock), except in compliance with this Investment Letter and the securities Laws of all applicable jurisdictions, including the rules and regulations promulgated thereunder. The Investor also agrees that it will not engage in any hedging transactions with regard to the Merger Stock.

6. The Investor hereby confirms that prior to the execution of this Investment Letter:

(a) the Investor affirms that the Investor is aware that Kingfish is required to file SEC Reports with the SEC, copies of which are publicly available in the Electronic Data, Gathering, Analysis and Retrieval database of the SEC, and that the Investor and has carefully read, reviewed, understands (and in particular has read and understands the information in the Forms 10-K filed by Kingfish with the SEC, including the factors listed under the caption “A Note About Forward-Looking Statements,” and has read the Information Statement filed as an Exhibit to the Form 8-K filed by Kingfish with the SEC on February 13, 2024

(b) the Investor, as a director, officer and significant stockholder of the Company, confirms that the Investor has received a copy of the Merger Agreement and each of the exhibits and appendices referenced therein and that the Investor is familiar with and is fully aware and understands the current facilities, business and operations of the Company, the financial statements of the Company, the risks associated therewith, and all other material information relating thereto and investment in the Merger Stock following the closing of the Merger. In this regard, the Investor confirms that the Investor: (i) has had and has been given access to all material books and records of the Company and Kingfish, (ii) has had and has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the Merger and the issuance of the Merger Stock to them, and (iii) has had and has been given the opportunity to obtain any additional information which it deems necessary to verify the accuracy of the information supplied to it. The Investor further confirms that the Investor has been furnished with all such requested information and all questions asked by the Investor have been answered to the Investor’s satisfaction.

7. The Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the prospective investment in the Merger Stock on the basis of the Investor’s investment experience, business experience, professional experience, and/or education

8. The Investor is an “Accredited Investor” as defined by Rule 504 promulgated under the Securities Act.

9. Neither the Investor nor any entity that is under the control of, or under common control with, the Investor, is subject to any “bad actor” disqualification as set forth in 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under Regulation D or any similar disqualification provision that could adversely affect Kingfish’s reliance on any federal or state securities exemption from registration or that could otherwise adversely affect the issuance of the Merger Stock by Kingfish.

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10. The Investor represents and confirms that the address set forth on the signature page of this Investment Letter is true and correct and that the Investor is a bona fide resident of such state.

11. The Investor is aware and understands that no federal, state, or other governmental agency has made any finding or determination as to the fairness of the Merger or the Merger Consideration nor has made any recommendation or endorsement of the Merger Stock.

12. The representations and warranties set forth in this Investment Letter are true complete and accurate as of the date hereof. The Investor acknowledges and understands that the representations, warranties, and covenants contained in this Investment Letter are being furnished, in part, and will be relied on by Kingfish in determining whether the issuance of the Merger Stock to the Investor pursuant to the Merger is exempt from registration under the Securities Act and the securities Laws of all other applicable jurisdictions and, accordingly, confirms that all such statements contained herein are true, complete, and accurate as of the date hereof, and shall be true, accurate, and complete as of the Closing Date, and shall survive such Closing. If any events occur or circumstances exist prior to the issuance of the Merger Stock to the Investor which would make any of the representations, warranties, agreements, or other information set forth herein untrue or inaccurate, the Investor agrees to immediately notify Kingfish in writing of such fact specifying which representations, warranties, or covenants are not true, correct, or accurate, and the reasons therefor.

13. The Investor hereby agrees to indemnify and hold Kingfish and each of its officers, directors, partners, managers, employees, agents, and representatives harmless from and against any and all loss, damage or liability due to or arising out of the undertaking of, or misrepresentations with respect to, any of the representations or warranties, or breach of any of any of the covenants by the Investor contained in this Investment Letter. Notwithstanding any of the affirmations, representations, warranties, acknowledgements or agreements made herein by the Investor, the Investor does not hereby or in any other manner waive any rights granted to the Investor under federal or state securities Laws.

14. This Investment Letter shall be governed and construed in accordance with the laws of the State of Delaware. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

15. This Investment Letter may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A party may deliver this Investment Letter by transmitting a facsimile or other electronic signature of this Investment Letter signed by such party (via PDF, TIFF, JPEG or the like) to the other party, which facsimile or other electronic signature shall be deemed an original for all purposes.

[The rest of this page is intentionally left blank. Signatures are on the following page.]

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SIGNATURE PAGE

IN WITNESS WHEREOF, I have executed this Agreement this 19th day of April 2024.

INVESTOR:

_________________________________

[Investor]

_________________________________

_________________________________

(Address)

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